Exhibit 10.3

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Amendment” or “Third Amendment”) is entered into effective as of June 10, 2009 (the “Effective Date”), by and between Minneapolis 225 Holdings, LLC, a Delaware limited liability company (“Landlord”), and Capella Education Company, a Minnesota corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to an Office Lease dated February 23, 2004 (the “Original Lease”), which was amended by a First Amendment to Lease dated May 16, 2006, and a Second Amendment to Lease dated March 17, 2008 (the “Second Amendment”) (as so previously amended the “Existing Lease” and as amended by this Third Amendment, the “Lease”), relating to certain premises situated in the office project now commonly known as 225 South Sixth in Minneapolis, Minnesota.

B. Landlord and Tenant now want to expand the size of the Premises on the terms and conditions hereinafter set forth.

Accordingly, Landlord and Tenant hereby agree as follows:

1. Application of Lease Terms. Except to the extent inconsistent with this Amendment and except to the extent that the terms of this Amendment specifically address a topic, the terms and conditions of the Existing Lease shall apply. Those capitalized terms which are used in this Amendment and are not defined herein shall have the respective meaning given to them in the Existing Lease.

2. Definitions. The following definitions are hereby added alphabetically to Section 1 of the Lease:

“15th Floor Expansion Space” means the approximately 1,133 square feet of Rentable Area which is located on the 15th floor of the Building and which is depicted on Exhibit U that is attached to this Third Amendment.

“15th Floor Expansion Space Delivery Date” means the date on which Landlord delivers a fully executed copy of this Third Amendment to Tenant.

“15th Floor Expansion Space Rent Commencement Date” means September 1, 2009.

3. Addition to Premises; Declaration From and after the 15th Floor Expansion Space Delivery Date, the 15th Floor Expansion Space shall be a part of the Premises for all purposes of this Lease, except that Tenant shall not be obligated to pay any Base Rent for the 15th Floor Expansion Space until the 15th Floor Expansion Space Rent Commencement Date and Tenant shall not be obligated to pay any Tenant’s Additional Rent for the 15th Floor Expansion Space. Landlord shall promptly after 15th Floor Expansion Space Rent Commencement Date, prepare a declaration (substantially in the form of Exhibit V attached hereto) confirming the 15th Floor Expansion Space Rent Commencement Date and the other information set forth thereon.

Tenant shall execute and return such declaration within twenty (20) days after submission. If Tenant fails to execute and return such declaration to Landlord within said twenty (20) day period, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless Landlord has, during said twenty (20) day period, received a written notice from Tenant objecting to such information and describing in detail Tenant’s reasons for so objecting.

4. “As Is” Condition. Tenant agrees to accept the 15th Floor Expansion Space in its “as is” condition on the date possession of such space is delivered to Tenant. Tenant acknowledges that Landlord shall not be obligated to make any improvements to the 15th Floor Expansion Space and that Tenant shall not be entitled to any construction, build-out or other allowance with respect thereto.

5. Base Rent. Tenant shall pay as monthly Base Rent for the 15th Floor Expansion Space an amount equal to one-twelfth of the product of Eight and 00/100 Dollars ($8.00) times the number of square feet of the Rentable Area of the 15th Floor Expansion Space for the period beginning on September 1, 2009, and ending on October 31, 2015. If Tenant extends the Lease Term, Tenant shall pay the Market Base Rental Rate for the 15th Floor Expansion Space from and after November 1, 2015. For such purposes, the term “Market Base Rental Rate” shall mean the amount of cash which a landlord would receive annually by then renting the 15th Floor Expansion Space assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the 15th Floor Expansion Space. If Landlord and Tenant cannot agree to the Market Base Rental Rate for the 15th Floor Expansion Space on or before the date that is thirty (30) days after Tenant extends the Lease Term, either party may by written notice to the other initiate the determination of such rate by arbitration in accordance with the arbitration provisions set forth in Section 17 of Exhibit J to the Second Amendment.

6. Tenant’s Additional Rent. Tenant shall not be obligated to pay any Tenant’s Additional Rent for the 15th Floor Expansion Space.

7. Utilities; Additional Services. Tenant shall pay for all utilities furnished to the 15th Floor Expansion Space (including the cost of any sub-metering needed to measure such use) and the cost of any additional services which are furnished to the 15th Floor Expansion Space by Landlord at Tenant’s request.

8. Brokerage Commissions. Tenant warrants that it has not engaged or dealt with any broker in connection with this Third Amendment and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for broker’s fees or finder’s fees asserted on account of any dealings with Tenant by any broker other than those specified herein.

9. Counterparts. This Third Amendment may be executed in any number of counterparts, all of which shall be considered one and the same Amendment, even though all parties hereto have not signed the same counterpart. Signatures on this Third Amendment which are transmitted by facsimile shall be valid for all purposes. Any party shall, however, deliver an original signature for this Third Amendment to the other party upon request.

10. Reaffirmation of Lease. Except as expressly amended herein, all of the terms and conditions of the Existing Lease remain in full force and effect.

11. Successors and Assigns. This Third Amendment shall be binding upon and be enforceable by Landlord and Tenant and their successors and permitted assigns.

IN WITNESS WHEREOF, Tenant has executed this Third Amendment to Lease to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY a Minnesota corporation

By:	/s/ Gregory W. Thom
Name:	Gregory W. Thom
Title:	VP, General Counsel, Secretary

This is a signature page to the Third Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant.

IN WITNESS WHEREOF, Landlord has executed this Third Amendment to Lease to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Mandi Wedin
Name:	Mandi Wedin
Title:	Vice President

This is a signature page to the Third Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant.

EXHIBIT U

DEPICTION OF 15TH FLOOR EXPANSION SPACE

EXHIBIT V

DECLARATION OF 15TH FLOOR

EXPANSION SPACE RENT COMMENCEMENT DATE

This Declaration is made as of             , 2009, by and between Minneapolis 225 Holdings, LLC, a Delaware limited liability company (“Landlord”), and Capella Education Company, a Minnesota corporation (“Tenant”).

Landlord and Tenant are parties to an Office Lease dated as of February 23, 2004, which was amended by a First Amendment to Lease dated May 16, 2006, a Second Amendment to Lease dated March 17, 2008, and a Third Amendment to Lease dated             , 2009 (the “Third Amendment”) (as amended, the “Lease”), relating to certain premises situated in the office project now commonly known as 225 South Sixth in Minneapolis, Minnesota.

In accordance with Section 3 of the Third Amendment, Landlord and Tenant hereby memorialize that:

1.	The 15th Floor Expansion Space Rent Commencement Date was , 2009.

2.	The Premises contain square feet of Rentable Area as of , 2009.

TENANT:

CAPELLA EDUCATION COMPANY, a Minnesota corporation

By:
Name:
Title:

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

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